Calculation of Filing Fee Tables
S-8
DUCOMMUN INC /DE/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	619,595	$ 136.25	$ 84,419,818.75	0.0001381	$ 11,658.38
Total Offering Amounts:						$ 84,419,818.75		$ 11,658.38
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,658.38
Offering Note
[1]	(1) Fee calculated in accordance with Rule 457(c) and (h) of the Securities Act of 1933 (the "Securities Act"). (2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of common stock, par value $0.01 per share, of the Registrant (the "Common Stock") as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Amended and Restated Ducommun Incorporated 2024 Stock Incentive Plan (the "2024 SIP"). (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low sale prices of the Common Stock, as reported on New York Stock Exchange on May 11, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources